EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated to be effective the 1st day of October, 1995, between CONSECO, INC., an Indiana corporation (hereinafter called the "Company"), and LOUIS P. FERRERO (hereinafter called "Executive").

                                    RECITALS

         WHEREAS, the Company desires to retain by contract a qualified individual to serve in an executive and managerial capacity with the Company or one or more of its affiliates; and
         WHEREAS, Executive has represented to the Company that he is qualified and desires to serve in an executive and managerial capacity with the Company;
         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                   PROVISIONS

         1. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term.  Subject to the  provisions  for  termination  as  provided in
Section 9  hereof,  the term of this  Agreement  shall be the  period  beginning
October 1, 1995, and ending December 31, 2000 (hereinafter called the "Basic Employment Period").

         3. Duties. Executive is engaged by the Company in an executive capacity initially to be Vice Chairman, President and Chief Executive Officer of a newly organized subsidiary of the company to be known as Conseco Global Investments ("CGI"). Executive shall report to the Chief Executive Officer of the Company (the "Company's CEO") regarding the performance of his duties and shall be subject to the direction and control of the Boards of Directors of CGI and the Company (sometimes referred to herein as the "Boards"). Executive's positions with CGI, the Company and their affiliates shall be as determined from time to time by the Boards.

         4. Extent of Services. Executive, subject to the direction and control of the Company's CEO and the Boards, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. The Company agrees to provide to Executive through CGI such assistance and work accommodations as are suitable to the character of his positions and adequate for the performance of his duties. Executive shall devote his entire employable time, attention and best efforts to the business of the Company, CGI and/or their affiliates and shall not, without the consent of the Company, during the term of this Agreement be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Executive from investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made. For purposes of this Agreement, full-time employment shall be the normal work week for individuals in comparable executive positions.

         5. Compensation. As compensation for services hereunder rendered during the term hereof, Executive shall receive the following payments, all of which shall be subject to withholding of taxes and other appropriate and customary amounts:
                  (a) a base salary ("Base Salary") at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried employees;
                  (b) a cash bonus of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500) for the fourth quarter of 1995 and an annual cash bonus of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for each of the calendar years 1996, 1997 and 1998; each annual cash bonus shall be paid in arrears in four equal quarterly installments; all bonus payments shall be made at the same time as bonus payments are made to the Company's other executive officers; and,
                  (c) Executive may receive such cash bonuses for calendar years after 1998, or may receive such other incentive compensation, as the Company's Board may approve from time to time.
            6.    Fringe Benefits.
                  (a) Executive shall be entitled to participate in such employee benefit plans and insurance programs currently offered by the Company, or which it may adopt from time to time, for its executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any employee benefit plans or programs, or employee fringe benefits, it may adopt from time to time.
                  (b) Executive may incur reasonable expenses for promoting the business of CGI, including expenses for entertainment, travel, and similar items. The Company shall cause CGI to reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures in accordance with the Company's accounting procedures.
                  (c) Executive shall be entitled to receive on October 1, 1995 (the "Grant Date") a grant of options to purchase 100,000 shares of common stock of the Company. The exercise price for each option share shall be the average price reported for September 29, 1995, on the NYSE for a share of the Company's common stock. One- third of such options shall vest and become exercisable on each of the first three anniversaries of the Grant Date. Such options shall otherwise be upon the terms set forth in the Company's standard form of option agreement for its executive officers.
         7. Disclosure of Information. Executive acknowledges that in and as a result of his employment under this Agreement, he will be making use of, acquiring and/or adding to confidential information of CGI, the Company and/or their affiliates of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5, as well as any additional benefits stated herein, Executive covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information that has been obtained by or disclosed to him as a result of his employment with the Company, CGI or any of their affiliates. Upon the termination of this Agreement, Executive shall return all materials obtained from or belonging to the Company, CGI or any of their affiliates which he may have in his possession or control. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company, CGI and any of their affiliates shall be entitled to an injunction restraining Executive from utilizing or disclosing, in whole or in part, such material, or from rendering any service to any person, firm, corporation, association, or other entity to which such material might be useful, and/or any and all persons directly or indirectly acting for or with Executive. Nothing herein shall be construed as prohibiting the Company, CGI or any of their affiliates from pursuing any other remedies available to any of them for such breach or threatened breach, including the recovery of damages from Executive.

         8. Covenants Against Competition and Solicitation. Executive acknowledges that the services he is to render under this Agreement are of a special and unusual character, with a unique value to the Company and CGI, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company and CGI of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as hereinabove set forth, and as a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5, as well as any additional benefits stated herein, and for other good and valuable consideration, Executive covenants and agrees that he will not, directly or indirectly, anywhere in the world (a) throughout the Basic Employment Period, render any services, as an officer, agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling financial or investment products or services, or in any other manner compete with the Company, CGI or any of their subsidiaries or affiliates; or (b) throughout the Basic Employment Period and for a period of three (3) years thereafter (the "Additional Covenant Period"),
(i) solicit or attempt to convert to other companies or business entities providing the same or similar products or services provided by the Company, CGI and their subsidiaries and affiliates, any of their customers or clients, (ii) solicit for employment or representation, or employ, engage or retain, any employee, agent, representative or consultant employed or engaged by the Company, CGI, or any of their subsidiaries or affiliates, or (iii) be involved in any manner in soliciting investors for, or generating prospective investments for, any capital investment fund which has or would have the same or similar investment objectives as Conseco Capital Partners II, L.P. or any other investment fund or venture sponsored or established by the Company or its affiliates during the Basic Employment Period.
            9.    Termination.
                  (a)  Either  the  Company  or  Executive  may  terminate  this
Agreement at any time for any reason upon written notice to the other. This Agreement shall also terminate upon the death of Executive.
                  (b) In the event this Agreement is terminated by the Company and such termination is not for "just cause" as defined in (d) below, Executive shall be entitled to receive, for the remainder of the Basic Employment Period, his Base Salary, as determined pursuant to Section 5(a) hereof, the fixed cash bonuses payable for 1995, 1996, 1997 and 1998 under Section 5(b) hereof, and all other unpaid amounts accrued as of the date of termination pursuant to any other provision of this Agreement.
                  (c) In the event this Agreement is terminated by the death of Executive, is terminated by the Company for "just cause" as defined in (d) below, or is terminated by Executive, Executive shall be entitled to receive his Base Salary as provided in Section 5(a) accrued but unpaid as of the date of termination, and all other unpaid amounts accrued but unpaid as of the date of termination pursuant to any other provision of this Agreement.
                  (d) For purposes of this Agreement, "just cause" shall mean and include:
                          (i) Executive's breach of any provision of this Agreement, or his use of alcohol or drugs in a manner which interferes with the performance of his duties hereunder or which compromises the integrity and reputation of the Company, its employees, or products;
                         (ii)  Executive's  conviction  by a court  of  law,  or
                admission that he is guilty, of a felony or other crime involving moral turpitude;
                        (iii)  Executive's  absence  from  his  employment,  for
                whatever cause, for a period of more than one (1) month, without prior written consent from the Company;
                         (iv)   any material misrepresentation or omission of
                information by Executive on or in connection with his application for employment with the Company;
                          (v) Executive becomes incompetent or is reasonably unable to undertake and discharge the duties and responsibilities of his position; or
                         (vi) Executive's gross negligence,  willful malfeasance
                or fraud or dishonesty in performing his services on behalf of the Company pursuant to this Agreement; or
                        (vii)  Executive's  willful failure or refusal to comply
                with  the  Company's  policies,   practices  and  procedures  as
                published from time to time in its employee handbook or standards manual.
         10. Arbitration of Disputes. Except as otherwise provided in Section 15 hereof, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of any arbitration award in court, regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by Executive of all or a part of any such fees and costs and expenses would be unjust.
         11. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by overnight courier or by certified mail to his residence in Atlanta, Georgia, in the case of Executive, or to the principal business office of its Chief Executive Officer in Carmel, Indiana, in the case of the Company, or in either case to such other address in the United States of which a party shall have given notice in accordance with this provision.
         12. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.
         13. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior agreements between them. This agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
         14. Binding Agreement; Governing Law; Assignment Limited; Survival of Certain Covenants. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest and shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of its rights or obligations hereunder without the prior written consent of the other; provided, however, that Executive hereby consents to the assignment at any time by the Company of its interest hereunder to CGI or any assignee which is at the time of such assignment a direct or indirect controlled subsidiary of the Company engaged in the life insurance business, whether or not such assignment is made in contemplation of the disposition by the Company of all or any part of its interest in the assignee, but no such assignment shall operate as a novation or release of the assignor from any obligations hereunder. The covenants of Executive set forth in Sections 7 and 8 hereof shall survive the termination of this Agreement.
         15. Equitable Remedies. Notwithstanding the provisions of Section 10 hereof, in the event of a breach or threatened breach by Executive of any of the covenants set forth in Sections 7 and 8 hereof, the Company, CGI or any of their affiliates shall be entitled to seek in any court of proper jurisdiction all appropriate remedies, including without limitation injunctive relief and monetary damages. With respect to any such action, Executive hereby irrevocably submits to the non-exclusive jurisdiction of any Federal or state court sitting in either Marion County or Hamilton County, Indiana.
         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                  CONSECO, INC.


                                  By:  /s/  Stephen C. Hilbert
                                       ----------------------------
                                       Stephen C. Hilbert,
                                          Chairman of the Board

                                                  "Company"


                                        /s/   Louis P. Ferrero
                                        ----------------------------
                                        LOUIS P. FERRERO

                                                   "Executive"